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                                                                    EXHIBIT 99.1



[SPECTRASITE LOGO]

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
Contact:
   Noreen Allen                                    Jeff Majtyka/Lenny Santiago
   SpectraSite Communications                      Brainerd Communicators, Inc.
   919-349-8992                                    212-986-6667
   noreen.allen@spectrasite.com                    majtyka@braincomm.com/santiago@braincomm.com
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  SPECTRASITE COMPLETES ACQUISITION OF FIRST GROUP OF SBC COMMUNICATIONS TOWERS


Cary, NC, December 15, 2000 - SpectraSite Holdings, Inc. (Nasdaq: SITE) today announced that the company has completed the acquisition of 739 towers from SBC Communications, Inc. (NYSE: SBC) under the terms of the agreement announced August 28, 2000, granting SpectraSite exclusive sublease rights to 3,900 SBC towers. This is the first of numerous closings scheduled to take place over the next 15 months.

"Today we closed on 739 towers," said Steve Clark, CEO, SpectraSite. "Our original plan was to close 3,250 towers by the end of 2001. With today's close, we are well on our way to meeting that goal. As part of the first close, we begin execution of the site marketing agreement with SBC, which means we can begin to add tenants to the remainder of the SBC portfolio. Additionally, in an effort to support the initial close and the site marketing agreement, we are expanding our internal groups responsible for asset integration and collocation marketing. Our relationship with SBC is off to a great start and we look forward to a successful long-term partnership."

ABOUT SPECTRASITE COMMUNICATIONS, INC.
SpectraSite Communications, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the leading providers of shared antennae sites and outsourced network services to the wireless communications and broadcast industries in the United States and Canada. SpectraSite's business includes owning and leasing antennae sites on towers, owning and leasing in-building wireless distribution systems, owning and managing rooftops, network planning and deployment, and construction of towers and related wireless facilities. Pro forma for all pending transactions SpectraSite will own or manage more than 28,000 sites. SpectraSite's customers are leading wireless communications providers and broadcasters, including Nextel, SBC, Sprint PCS, AT&T Wireless, Verizon, BellSouth, Telecorp, Teligent, Winstar, Metricom, Cox Broadcasting, Clear Channel Communications and Paxson Communications.

ABOUT SBC COMMUNICATIONS INC.
SBC Communications Inc. (http://www.sbc.com) is a global communications leader. Through its subsidiaries' trusted brands -- Southwestern Bell, Ameritech, Pacific Bell, SBC Telecom, Nevada Bell, SNET and Cellular One -- and world-class network, SBC's subsidiaries provide local and long-distance


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phone service, wireless and data communications, paging, high-speed Internet access and messaging, cable and satellite television, security services and telecommunications equipment, as well as directory advertising and publishing. In the United States, the company currently has 61.2 million access lines, 12.2 million wireless customers and is undertaking a national expansion program that will bring SBC service to an additional 30 markets. Internationally, SBC has telecommunications investments in more than 20 countries. With approximately 219,000 employees, SBC is the 13th-largest employer in the U.S., with annual revenues that rank it among the largest Fortune 500 companies.

This press release contains "forward-looking statements" concerning future expectations, plans or strategies that involve a number of risks and uncertainties. These statements are based on a number of assumptions that management believes are reasonable based on current business trends as of the date of this release. The Company wishes to caution readers that certain factors may have affected the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Such factors include, but are not limited to (i) substantial capital requirements and leverage principally as a consequence of its ongoing acquisitions and construction activities, (ii) dependence on demand for wireless communications, (iii) the success of the Company's tower construction program and (iv) the successful operational integration of the Company's business acquisitions. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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